Exhibit 5.1

Stevens & Lee
Lawyers & Consultants

111 North 6th Street
P.O. Box 679
Reading, PA 19603-0679
(610) 478-2000  Fax (610) 376-5610
www.stevenslee.com
September 5, 2014
Board of Directors
Royal Bancshares of Pennsylvania, Inc.
732 Montgomery Avenue
Narberth, PA 19072

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to Royal Bancshares of Pennsylvania, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing of the above-referenced Registration Statement on Form S-3 (the "Registration Statement"), as filed with the U.S. Securities and Exchange Commission (the "Commission") by the Company under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the potential resale from time to time by selling shareholders identified in the Registration Statement of up to 2,415,949 shares (the "Shares") of the Company's common stock (the "Common Stock").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) a specimen certificate representing the Common Stock, (iii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect, (iv) the Amended and Restated Bylaws of the Company, as currently in effect, and (v) certain resolutions adopted by the Board of Directors of the Company with respect to the issuance of the Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (a) the legal capacity of all natural persons, (b) the genuineness of all signatures (other than persons signing on behalf of the Company), (c) the authenticity of all documents submitted to us as originals, (d) the conformity with the originals of all documents supplied to us as copies, (e) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (f) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

Philadelphia       •       Reading      •       Valley Forge       •       Lehigh Valley       •       Harrisburg       •       Lancaster
Scranton       •       Wilkes-Barre       •       Princeton       •       Cherry Hill        •       New York        •       Wilmington

A PROFESSIONAL CORPORATION

Stevens & Lee
Lawyers & Consultants

Royal Bancshares of Pennsylvania, Inc. Board of Directors
September 5, 2014

The following opinion is limited in all respects to matters of the Commonwealth of Pennsylvania relating to corporation law, and we express no opinion as to the laws of any other jurisdiction.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that the Shares have been duly authorized, and are validly issued, fully paid and nonassessable.

The opinions and statements contained in this letter are given as of the date of this letter, and we hereby assume no obligation to notify you or any other person or entity or to make any investigations as to any legal developments or factual matters arising subsequent to the date hereof that might affect our opinions or statements with respect to any matter set forth in this letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption "Legal Matters."  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission adopted thereunder.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee